CONSENT OF INDEPENDENT PETROLEUM ENGINEER

         As independent petroleum engineers, we hereby consent to the use of our name included herein or incorporated by reference in this registration statement on Form S-1 (file no. 333-130259) by Quest Resource Corporation and to the reference to our estimates of reserves and present value of future net revenues as of May 31, 2002 based on reserve reports prepared by us.


 /s/ McCune Engineering
---------------------------
McCune Engineering
Petroleum Engineer
Baldwin City, Kansas
January 10, 2006